Exhibit 10.8

                                PROMISSORY NOTE

                                Due May 14, 1998


$2,000,000                                                          May 14, 1997


                  FOR VALUE RECEIVED, the undersigned, Doctors Health System, Inc., a Maryland corporation (hereinafter called the "Company"), hereby promises to pay to HBO & Company of Georgia, a Delaware Corporation (hereinafter called the "Holder"), at its offices located at 301 Perimeter Center North, Atlanta, Georgia 30346, or at such other place as the Holder may from time to time in writing designate, on May 14, 1998 (the "Maturity Date") the principal sum of Two Million Dollars ($2,000,000), or so much thereof as may be advanced or readvanced from time to time and remain outstanding, with interest payable on the principal balance outstanding on any advance or readvance as set forth in
Section 2 hereof.

                  1. Repayment of Principal. The principal of this Note shall be payable in full, in lawful money of the United States of America and in immediately available funds without offset, on the Maturity Date.

                  2. Interest. All accrued interest on this Note shall be deemed paid by the delivery of a Warrant on the Maturity Date. Such Warrant shall entitle the Holder to purchase 60,000 shares of Class A Common Stock of Doctors Health System, Inc. with an exercise price of $15.00 per share. The form of Warrant is attached hereto as Schedule A.

                  3. Subordination. This Note is subordinated and subject in right of payment to the payment, in accordance with the terms, of (1) any bank or other institutional indebtedness of the Company or any successor or replacement indebtedness (collectively, the "Senior Debt") and (2) the dividend, redemption, and liquidation preferences of Beacon Group III Focus Value Fund as holder of the Company's Series D Preferred Stock; provided, however, that nothing herein shall be construed to impair the ability of the Company to pay to the registered owner hereof any installments of principal or interest owing hereunder so long as there shall not have occurred and be continuing a default or similar event under the Senior Debt.

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                 4.  Miscellaneous.

                  (a) This Promissory Note is issued in connection with the Release Agreement dated May 14, 1997 by and among Doctors Health System, Inc. and HBO & Company. This Promissory Note is subject to the terms of such Release Agreement and is entered into in consideration of the mutual covenants and agreement set forth in such Release Agreement.

                  (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in the principal amount of this Note then outstanding in lieu of this Note. Any Note so made and delivered shall be dated as of the date to which interest shall have been paid on this Note.

                  (c) The terms of this Note shall be governed by and construed in accordance with the laws of Maryland (but not including the choice of law rules thereof).

                  (d) This Note shall not be valid or obligatory for any purpose until authenticated by the execution hereof by the President or a Vice President of the Company.

                 IN WITNESS WHEREOF, Doctors Health System, Inc., a Maryland corporation, has caused this Note to be signed in its corporate name by its President, by authority duly given, all as of the day and year first above written.

                                         DOCTORS HEALTH SYSTEM, INC.



                                         By:
                                             ___________________________
                                         Print Name:  Stewart B. Gold
                                         Title:  President

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